UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 29, 2005 (November 28, 2005)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 28, 2005 Advocat Inc. (the “Company”) entered into a definitive agreement to sell eleven assisted living facilities located in North Carolina to Agemark Acquisition, LLC, a North Carolina limited liability company. A press release announcing this agreement is attached as an exhibit hereto.
Item 2.06 Material Impairments
     As a result of entering into the definitive agreement to sell the 11 assisted living facilities, the board of directors concluded on November 28, 2005 that a material charge for impairment to these assets is required under generally accepted accounting principles as described in the press release attached as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit
99.1	Press release dated November 29, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: November 29, 2005

EXHIBIT INDEX

Number	Exhibit
99.1	Press release dated November 29, 2005